Exhibit 99.1

Research and Development Business of Shellcase LTD

Financial Statements

As of and for the year ended December 31, 2004

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

Tessera Technologies Inc.:

We have audited the accompanying statement of net assets to be sold by Shellcase Ltd. to Tessera Technologies Inc. (the business) as of December 31, 2004, and the related statement of direct revenues and direct operating expenses for the year then ended. These financial statements are the responsibility of Tessera Technology, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying carved out financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The accompanying financial statements present the assets to be sold and direct revenues and direct operating expenses of the Business as described in note 3, and are not intended to be a complete presentation as if the Business business has operated as a separated entity.

In our opinion, the carved out financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Business as of December 31, 2004, and the related statement of direct revenues and direct operating expenses for the year then ended, as described in note 3.

Jerusalem, Israel	Kesselman & Kesselman
March 3, 2006	Certified Public Accountants (Israel)

RESEARCH AND DEVELOPMENT BUSINESS OF SHELLCASE LTD.

STATEMENT OF NET ASSETS TO BE SOLD

(in thousands)

December 31, 2004
ASSETS SOLD
Non-current Assets
Property and Equipment, Net of Accumulated Depreciation, and Impairment Loss of $3,651	$5,379

Commitments, see note 6

The accompanying notes are an integral part of these financial statements

RESEARCH AND DEVELOPMENT BUSINESS OF SHELLCASE LTD.

STATEMENT OF DIRECT REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

December 31, 2004
Direct Revenues:
Royalty and license fees	$2,624
Direct Operating expenses:
Research and development	3,751
Selling, general and administrative	1,437
Long-lived asset impairment	537
Total operating expenses	5,725

Excess of direct operating expenses over direct revenues	$(3,101)

The accompanying notes are an integral part of these financial statements

Notes to the Statement of

Net Assets to be Sold and

Statement of Direct Revenues and

Direct Operating Expenses

Note	(1) The Acquisition

On December 21, 2005, Tessera Technologies, Inc., (“Tessera”) completed the acquisition of certain intellectual property and related assets of Shellcase Ltd, (“Shellcase”) an Israeli Company, pursuant to the terms of the Asset Purchase Agreement dated October 31, 2005 between Tessera and Shellcase. The total purchase price for the asset acquisition was approximately $34.7 million, of which approximately $26.9 million was paid at the closing under the Asset Purchase Agreement and approximately $6.7 million was transferred to an escrow account subject to post-closing contingencies and $1.1 million relates to estimated transaction costs.

Note	(2) General

Shellcase Ltd. was formed and registered in Israel on December 22, 1992 and commenced its activities in March 1993. Shellcase was engaged in developing, manufacturing and marketing advanced packaging technologies for microelectronic integrated circuits. The portion of the Company (‘Business’) acquired by Tessera under the Asset Purchase Agreement represented existing technologies for packaging microelectronic integrated circuits and related fixed assets, employees involved in developing and marketing the technologies and associated royalty revenues from the licensing of those technologies to third parties.

Note	(3) Basis of Presentation

The accompanying financial statements have been prepared on a carve out basis from the books and records maintained by Shellcase. The Business was not operated as a separate entity, but was an integrated part of Shellcase’s consolidated business.

Most of the Business’s sales were conducted in U.S. dollars, and a substantial portion of the Carve-out business’s costs incurred in U.S. dollars. Accordingly, the Carve-out business has determined the U.S. dollar as the currency of its primary economic environment and thus its functional and reporting currency.

The Business’s transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured to U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standards Board.

The statement of net assets to be sold includes only the specific assets and liabilities related to the Business that are expected to be sold. The statement of direct revenues and direct operating expenses includes the net revenues and operating expenses directly attributable to the research and development, marketing and licensing of the developed technology comprising the Business. Direct revenues included royalties and licensing fees derived from the licensing of packaging technologies. Direct expenses included salaries and wages, fringe benefits, depreciation and amortization, rent as well as an allocation of certain direct administrative costs attributable to the support of the developed technology comprising the Business. Management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgement, a requirement for more or fewer employees, or other factors. Future results of operations and financial position could differ materially from the historical amounts presented herein. The statement of direct revenues and direct operating expenses do not include corporate overhead, interest income, income taxes or any other indirect expenses not noted above.

Transaction systems (e.g. payroll, employee benefits, accounts receivable, accounts payable, and fixed assets) used to account for and record financial transactions were not designed to track assets/liabilities and cash receipts/payments on a specific division basis. As such, full financial statements presenting the Business’ financial position, results of operations, and its cash flows in conformity with accounting principles generally accepted in the United States of America can not be provided without unreasonable effort and expense. Management believes the omission of the full financial statements and other financial information related to the assets to be sold would not have a material impact on the reader’s understanding of the financial results, financial condition or related trends. As such, complete financial statements were not prepared as the Business was not maintained as a separate reporting unit.

(4)	Summary of Significant Accounting Policies

Use of Estimates

The accompanying Statements of Assets to be Sold and Direct Revenues and Direct Operating Expenses have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. Also, as discussed in note (3), these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the assets to be sold had been accounted for as a separate Business, or of the future results.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the shorter of the estimated useful life or the remaining term of the lease. Repair and maintenance costs are charged to expense as incurred.

The depreciation and amortization periods for property and equipment are as follows:

Furniture and equipment	Three to sixteen years
Laboratory equipment	Five to fourteen years
Leasehold improvements	Shorter of the estimated useful life or the remaining term of the lease

The Business reviews the recoverability of its long-lived assets, such as property and equipment annually and when events or changes in circumstances occur that indicate that the carrying value of the asset or asset group may not be recoverable. The assessment of possible impairment is based on the Business’s ability to recover the carrying value of the asset or asset group from the expected future pre-tax cash flows, undiscounted and without interest charges, of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The measurement of impairment requires management to estimate future cash flows and the fair value of long-lived assets.

During fiscal 2004, management shifted the internal operation focus from services to internal research and development activities. In conjunction with this decision, management determined the revenue outlook for the Business was lower than previously expected. Accordingly, Management completed a long lived asset impairment review and determined the undiscounted cash flows indicated the long lived assets were impaired. As a result, the Business recorded a $537,000 long lived asset impairment as an operating expense in order to write these assets down to their estimated fair market value.

Revenue Recognition

The Business accounts for its revenues under the provisions of Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.” Under the provisions SAB No. 104, the Company recognizes revenues when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed and determinable, and collectibility of the resulting receivable is reasonably assured.

Royalty and License Fees

The direct revenues include license and royalty revenue that directly relate to the intellectual property of the Business. No other revenues have been allocated. License revenue is from license projects of ShellBGA and ShellOP technologies to semiconductor device manufacturers, foundries and independent packaging houses. Licensees typically pay a non-refundable license fee and revenues from these license agreements are generally recognized at the time the license agreement is executed by both parties. Royalty revenue is from device manufacturers, foundries and independent packaging houses for ongoing use of licensed intellectual property. Royalties under the Business’s royalty-based technology licenses are generally based upon either unit volumes of semiconductors shipped using the Business’s technology or a percent of the net sales price.

Direct Operating Expenses

Certain operating expenses, mainly payroll and depreciation are specifically identifiable, and others costs, mainly office rent expense and administrative expenses, are allocated based on management’s estimates of resources utilized. Office rent expense is allocated based on percentage of space used and administrative expenses are allocated based on management’s estimate of the portion of time spent by the administrative employees on direct supporting tasks. Operating expenses consisted of the following two categories:

Direct Research and development consists of costs related to research, engineering and development of new intellectual property and are expensed as incurred. Direct research and development costs includes payroll and benefits for research and development employees, materials, rent, depreciation and amortization, and maintenance.

Direct Sales, general and administrative expenses consists primarily of costs related to sales and marketing, and administrative activities and are expensed as incurred. Direct sales, general and administrative costs includes royalties, payroll and benefits for sales, marketing, general and administrative department employees, rent and maintenance.

(5)	Property and Equipment

Components of property and equipment at December 31, are as follows:

2004
(in thousands)
Furniture and equipment	716
Laboratory equipment	7,268
Leasehold improvements	1,046

Less accumulated depreciation, amortization and impairment loss	3,651

$5,379

Depreciation expense and impairment loss included in the accompanying statement of direct revenue and direct operating expenses was approximately $1,039,000 and $537,000, respectively.

(6)	Commitments and Contingencies

Leases

The business leases its facility under two non-cancelable operating lease agreements in Israel, which expire in December 2005 and January 2008. A summary of the future minimum lease commitments under this non-cancelable operating lease at December 31, 2004 are as follows:

Fiscal Year	(in thousands)
2005	481
2006	232
2007	239
2008	239

Total future minimum lease payments	$1,191

Rent expense included in the accompanying statement of direct revenue and direct operating expenses was approximately $460,000.

(7)	Geographic Revenues and Significant Customers

Geographic Revenues

Revenues are generated from licensees headquartered in the following geographic regions:

2004
(in thousands)
Taiwan	1,346
North America	1,100
Japan	178

$2,624

Significant Customers

A summary of the Business’ customers that represents 10% or more of net revenues is as follows:

2004
Customer A	51%
Customer B	42%